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                                                                  EXHIBIT 10.15

                  INDUSTRIAL/COMMERCIAL SINGLE TENANT LEASE

                                    for
                            14910 Carmenita Road
                            Norwalk, California

      1.   PARTIES.

      THIS INDUSTRIAL/COMMERCIAL SINGLE TENANT LEASE ("Lease") is entered into this 17th day of November, 1995 (the "Execution Date") by and between DONALD M. HYPES, Trustee under that certain Declaration of Trust dated April 25, 1983, as amended ("Landlord") and BURKE INDUSTRIES, INC., a California corporation ("Tenant").

      2.   LEASED PREMISES.

           2.1. DESCRIPTION OF PREMISES. Landlord is the owner of certain real property commonly known by the street address of 14910 Carmenita Road, Norwalk, California, which real property contains a building (the "Building") and certain exterior real property improved with parking and other improvements associated with the operation of the Building. As used herein, "Premises" means and includes, without limitation, the Building and any and all interior and exterior improvements to the Building, paving, driveways, entryways and exits and other physical structures and improvements located in, on or about the real property, all landscaping, excavations, planting on the Property, and all interior and exterior fixtures and also includes all trade fixtures of Tenant, and assignees and sublessees that cannot be removed from the Premises without causing structural damage. The
Premises are more particularly described on Exhibit "A" attached hereto and incorporated herein by this reference.

           2.2. LEASE OF PREMISES. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, for the term, at the rental and upon the conditions in this Lease, the Premises. Tenant accepts the Premises subject to those existing liens, encumbrances, charges, conditions, covenants, easements, restrictions and rights-of-way.

           2.3. CONDITION OF PREMISES/WARRANTY. Tenant acknowledges that the Premises need certain repair work (the "Repair Work") described on Exhibit "B" attached hereto and incorporated herein by this reference and Tenant agrees to perform at its sole cost and expense the Repair Work on or prior to June 30, 1996. Tenant acknowledges that it has been in possession of the Premises prior to the commencement of this Lease, and accepts the Premises and the improvements that are currently located in, on and about the Premises in a strictly "AS IS" condition, despite the need to complete the Repair Work, provided that, Landlord shall repair and maintain the Building's roof and skylights located thereon (hereinafter "Landlord's Work"). Landlord's contractors shall commence Landlord's Work within thirty (30) days of the Execution Date and such work shall be performed in a good workmanlike manner and Tenant shall permit Landlord's contractors with reasonable access to the Premises to conduct Landlord's Work. Landlord shall use reasonable efforts to minimize inconvenience to Tenant and shall reasonably schedule Landlord's Work with Tenant. Exclusive of the Repair
Work and Landlord's Work, Tenant hereby acknowledges that it has conducted an inspection of the Premises and has found the Premises and all systems on the Premises to be in good operating condition, including without limitation the heating, air-conditioning, plumbing and electrical systems. In no event shall Landlord be obligated to make any repairs to the Premises or improvements, including the air-conditioning system, and any and all repairs or replacements shall be at the sole cost and expense of Tenant, provided that, Landlord shall be responsible for the maintenance and repair of Landlord's Work. Except for Landlord's Work, Tenant's taking possession of the Premises constitutes an acceptance of the Premises and constitutes a waiver of any warranty of any defect

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in regard to workmanship or material of the Premises and other improvements that are a part of the Premises. Landlord shall have no obligation to maintain or repair the Premises nor any of the leasehold improvements currently and/or subsequently located in and about the Premises, provided that, Landlord shall be responsible for the maintenance and repair of Landlord's Work.

      3.   TERM OF LEASE.

           3.1. ORIGINAL TERM. The original term of the Lease shall be for a period of five (5) years.

           3.2. OPTION TO EXTEND TERM. Tenant is given the option to extend the term on all the provisions contained in this Lease for a five (5) year period ("extended term-1") following expiration of the original term by giving written notice of exercise of the option ("option notice-1") to Landlord not less than sixty (60) days prior to the expiration of the original term; provided that, if Tenant is in default on the date of giving any option notice provided herein above beyond all applicable notice and cure periods, then such option notice shall be totally ineffective, or if Tenant is in default beyond all applicable notice and cure periods on the date any extended term provided herein above is to commence, then such extended term shall not commence and this Lease shall expire at the end of such current term; and provided further that, upon giving any effective option notice provided herein above, Tenant shall be bound by all the provisions contained in this Lease through the expiration of such extended term except that monthly rental for the extended term shall be calculated as provided in Section 4.3 below subject to adjustment as provided in
Section 4.2 below. For purposes of this Lease, "Term" shall be defined as the original term plus any appropriately exercised extended term provided under this Lease.

           3.3. COMMENCEMENT OF TERM. The term "Commencement Date", as used in this Lease, shall be July 26, 1995.

           3.4. HOLDING OVER. This Lease shall terminate without further notice at expiration of the original term or at the end of the particular extended term to the extent the Tenant properly exercised its option to extend the term of this Lease. Any holding over by Tenant after expiration shall not constitute a renewal or extension or give Tenant any rights in or to the Premises. If, after expiration of the Term, Tenant remains in possession of the Premises with Landlord's permission (express or implied), Tenant shall become a tenant from month to month only, upon all the provisions of this Lease (except as to term and rent), but the monthly rent payable by Tenant shall be increased to one hundred fifty percent (150%) of the monthly rent payable by Tenant immediately preceding the expiration of the Term then in effect. Such held over monthly rate shall be payable in advance on or before the first day of each month. If either party desires to terminate such month-to-month tenancy, it shall give the other party not less than thirty (30) days advance written notice of the date of termination.

      4.   RENT.

           4.1. RENT. During the Term of this Lease, Tenant shall pay to Landlord as monthly rent (sometimes hereinafter referred to as "monthly rent" or "monthly rental"), without deduction, set off, prior notice, or demand, the sum of Eight Thousand Dollars ($8,000.00) per month, which sum is subject to adjustment as provided in Section 4.2 herein. Rent for any period during the Term of this Lease which is for less than one month shall be a prorated portion of the monthly rent, based upon a thirty (30) day month. Monthly rent shall be paid in advance on the first day of each month, during the Term of this Lease, except that monthly rent for the last six days of July and for the entire month of August and September, 1995, shall be paid to Landlord on the Execution Date.

           4.2.   ADJUSTMENT OF MONTHLY RENT.  The monthly rent provided for in
Section 4.1 shall be increased two and one-half (2 1/2) years after the Commencement Date and two and one-half (2 1/2) years after the commencement of any extension or renewal hereof (the "Increase Date"). The monthly rent shall increase on each

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Increase Date by the same percentage as the Consumer Price Index (hereafter,
"CPI") for all Urban Consumers in the Los Angeles-Anaheim-Riverside
Areas (1982-1984 = 100) published by the United States Bureau of Labor Statistics and determined two (2) months prior to the Effective Date or two (2) months prior to the commencement of the Extended Term as the case may be, has increased during the thirty (30) month period prior to the date that is two (2) months before the applicable Increase Date; provided, however, that in no event shall the amount of the monthly rent as adjusted be less than the monthly rent immediately preceding the Increase Date plus seven and one-half percent (7 1/2%) thereof, nor more than the monthly rent immediately preceding the Increase Date plus fifteen percent (15%) thereof. If the CPI specified herein is discontinued or revised during the term of this Lease such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would have been obtained if the CPI had not been discontinued. Increases to the monthly rent shall be due upon written notice or demand from Landlord setting forth the new monthly rental calculation, provided that, any failure on the part of Landlord to demand such increases shall not result in any waiver of Landlord's right to collect such increases for the year.

           4.3. EXTENDED TERM MONTHLY RENT. The parties shall have ten (10) days after Landlord receives the option notice in which to agree on monthly rent at the commencement of the extended term. If the parties agree on the monthly rent for the extended term then during said ten (10) day period they shall immediately execute an amendment to this Lease, stating the monthly rent.

           If the parties are unable to agree on the monthly rent for the extended term within that period, then within ten (10) days after expiration of that period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five years' full-time commercial appraisal experience in the area in which the Premises are located to appraise and set the monthly rent for the extended term. The appraisers shall base their appraisals on the assumptions that the rental shall be that amount at which tenants are leasing space comparable in size, location and quality to the Premises which comparable space is located in commercial/industrial buildings in the Norwalk area and which are comparable to the Premises in age and location and shall take into account the following factors: length of lease term, and all monetary and non-monetary concessions being quoted such tenants except rental abatement and leasehold improvement allowance concessions shall only apply if such concessions are being granted to tenants that are in the position of renewing an existing lease. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the monthly rent for the extended term. If the two (2) appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the monthly rent for the extended term. If they are unable to agree within twenty (20) days after the second appraiser has been appointed they shall attempt to select a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two appraisers are given to set the monthly rent. If they are unable to agree on the third appraiser, either of the parties to this lease by giving ten (10) days' prior written notice to the other party can file a petition with the American Arbitration Association solely for the purpose of selecting a third appraiser who meets the qualifications stated in this paragraph. Each party shall bear half the cost of the American Arbitration Association's appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

           Within twenty (20) days after the selection of this third appraiser, a majority of the appraisers shall set the monthly rent for the extended term. If a majority of the appraisers are unable to set the monthly rent within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the monthly rent for the Premises during the extended term.


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           If, however, the low appraisal and/or the high appraisal are/is more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; the resulting quotient shall be the monthly rent for the Premises during the extended term. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, the middle appraisal shall be the monthly rent for the Premises during the extended term. Notwithstanding anything contained herein to the contrary, in no event shall the monthly rent for the extended term be less than the monthly rent payable during the last month of the original term of the Lease. If the monthly rent for the extended term is not set prior to commencement of the extended term, then Tenant shall pay monthly rent at the monthly rent rate payable during the last month of the original term of the Lease with any shortfall to be paid within ten (10) days of receipt of notice from the appraisers setting forth the determination of the monthly rent for the extended term. After the monthly rent for the extended term has been set, the appraisers shall immediately notify the parties in writing.

           4.4. ABATEMENT OF MONTHLY RENT. Notwithstanding anything contained in this Lease to the contrary, the monthly rent during the original term shall be abated for a total period of three (3) calendar months commencing on the first full calendar month (the "Abatement Commencement Month") after Tenant or its contractor(s) in a good workmanlike manner completes all of the Repair Work set forth on Exhibit "B" attached hereto, but in no event shall the Abatement Commencement Month be prior to January 1996. Tenant shall notify Landlord in writing immediately upon completion of all Repair Work and shall concurrently provide Landlord copies of all invoices for such repair work and copies of canceled checks for such invoices except to the extent the repair work is conducted by Tenant in which case Tenant shall certify to Landlord in writing that such work was completed by Tenant. The monthly rent shall be abated for a total abatement of three (3) consecutive calendar months including the Abatement Commencement Month. In the event Tenant or its contractor(s) fail to complete in a good workmanlike manner, all of the Repair Work on or before June 30, 1996, then Tenant shall not be entitled to any abatement of monthly rent under this Section 4.4 and such event shall be deemed a default by Tenant under this Lease.

           4.5. LATE CHARGE. Tenant acknowledges that the late payment of any monthly rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including, without limitation, administration and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, if any such installment is not received by Landlord within ten (10) days from the date it is due, Tenant shall pay Landlord a late charge equal to six percent (6%) of the delinquent portion of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant. Acceptance of any late charge shall neither constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease.

           4.6. NET LEASE/WAIVER. This Lease shall be deemed and construed to be an absolute net lease. The obligation of Tenant to pay the monthly rent and all other amounts payable by Tenant to Landlord hereunder when due shall be without abatement, deduction or set-off except as otherwise provided herein, and, except as otherwise provided herein, Tenant hereby waives all rights now and hereafter conferred by law to quit, terminate or surrender this Lease or the Premises, or any part thereof, and to receive any abatement, suspension, deferment or reduction of, or relief from, the rent under section 1932 and subsection 1933(4) of the California Civil Code, and any amendment thereof or any law of similar import that may hereafter be enacted.

           4.7. WHERE TO PAY RENT. All rent shall be paid to Landlord at 363 Bouquet Canyon Drive, Palm Desert, California 92211, or at such other address as Landlord may direct in writing from time to time.

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           4.8.   SECURITY DEPOSIT.  Tenant shall, upon execution of this
Lease, deposit with Landlord the sum of Eight Thousand Dollars ($8,000.00) as a security deposit. This security deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant. If Tenant defaults with respect to any provisions of this Lease, including but not limited to, the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the security deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within ten
(10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within ten (10) days after the expiration of the Lease term. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said deposit to Landlord's successor in interest.

           4.9. TAXES AND OTHER GOVERNMENTAL CHARGES. Landlord shall furnish Tenant with all tax bills immediately upon receipt thereof. Tenant shall pay in addition to monthly rent Impositions, as hereinafter defined, accruing during the Term of this Lease. Impositions shall be defined as all personal and real property taxes, assessments, levies and other governmental charges of every description, whether general, special, ordinary, extraordinary or otherwise (individually "Imposition" and collectively "Impositions") levied on or assessed against the Premises, improvements and personal property located on or in, on and about the Premises or any improvements, the leasehold estate, or any subleasehold estate, whether belonging to or chargeable against Landlord or Tenant.

           Tenant shall pay the Impositions shown on the real property tax bill and unsecured property tax and all other Impositions directly to the taxing or levying authority at least three (3) days before the date upon which such Impositions become delinquent. Any penalties assessed for failure to timely pay Impositions that Tenant is required to pay directly to the taxing or levying authority shall be at Tenant's sole cost and expense. Tenant shall forward to Landlord a copy of the canceled checks and/or receipts from the taxing or levying authorities promptly upon written request of Landlord. In the event Tenant fails to pay any Impositions required to be paid by Tenant directly to the taxing or levying authority, Landlord shall have the right to pay such Impositions on behalf of Tenant with the right of reimbursement as provided hereinafter.

           If during the Term of this Lease any governmental subdivision or agency shall undertake to create an improvement or special assessment district, the proposed boundaries of which include the Premises, Landlord shall be entitled to support or oppose the creation of such district or inclusion of the Premises therein or both, and to appear in any proceeding relating thereto. There shall be included in the definition of "Impositions" with respect to any calendar year only the accrued amount currently payable on any bonds and special assessments, including interest accrued for such tax calendar year or the accrued portion of the current annual installment for such calendar year. Tax refunds shall be credited against Impositions and refunded to Tenant, regardless of when received, based on the year to which the refund is applicable.

           Tenant's obligation to pay Impositions levied or assessed against the Premises or improvements thereon or personal property on or in the Premises or such improvements shall not include the following: business, income or profits taxes levied or assessed against Landlord by federal, state, county, municipal or other governmental agencies; transfer taxes of Landlord; franchise or other profits taxes imposed on the corporate owner of the fee to the Premises; gift

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taxes, capital stock taxes, inheritance and succession taxes, estate taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents or receipts. If, however, Impositions are levied or assessed on the rents derived from the Premises in lieu of all or any part of real property taxes, personal property taxes or real and personal property taxes that Tenant would have been obligated to pay under the provisions hereof, and the purpose of the new taxes is more closely akin to that of an ad valorem or use tax than to an income or franchise tax on Landlord's income, Tenant shall pay such Impositions as provided herein for property taxes and assessments.

           After written request (the "Tax Notice") by Tenant, at Landlord's option, either (i) Landlord shall diligently pursue claims for reduction in the Impositions of the Premises or any part thereof, in which event Landlord shall provide Tenant with detailed information as to how Landlord will pursue such claims, (ii) Tenant may pursue such claims with Landlord's concurrence, in the name of Landlord, or (iii) Tenant may pursue such claims in the name of Landlord without Landlord's concurrence. In the event that Landlord does not elect either item (i) or (ii) above, within thirty (30) days of receipt of the Tax Notice, Tenant shall thereafter have the right to pursue such claims under item (iii) above. The cost of any such proceedings shall be at the sole cost and expense of Tenant. Tenant may give a Tax Notice prior to the issuance of the actual tax bill by the taxing authority or receipt by Tenant of a billing from Landlord for Tenant's share thereof, however, in no event shall Tenant be permitted to delay payment of a contested tax bill if failure to pay would either cause interest and/or penalties to accrue if Tenant's claims are rejected.

           If Tenant fails or refuses to pay the amount of any Impositions when due, and/or fails to reimburse Landlord for Impositions paid directly by Landlord within ten (10) days after Landlord provides notice to Tenant of the amount payable by Tenant, then the Impositions shall be treated as added rent due from Tenant, with interest at the "Interest Rate" (as defined herein) to be paid on demand by Landlord.

      5.   UTILITIES, MAINTENANCE AND REPAIR.

           5.1. UTILITIES. Throughout the Term of this Lease Tenant shall pay the appropriate suppliers for all water, gas, electricity, light, heat, telephone, power, and other utilities and communications services used by Tenant on the Premises during the Term, whether or not such services are billed directly to Tenant. Tenant will also procure, or cause to be procured, without cost to Landlord, any and all necessary permits, licenses, or other authorizations required for the lawful and proper installation and maintenance upon the Premises of wires, pipes, conduits, tubes, and other equipment and appliances for use in supplying any such service to and upon the Premises. Landlord, upon request of Tenant, and at the sole expense and liability of Tenant, will join with Tenant in any application required for obtaining or continuing any such services.

           5.2 MAINTENANCE AND REPAIR. Throughout the Term of this Lease, Tenant shall provide all interior and exterior maintenance and repair of the Premises and grounds in the same condition and repair as when received and as improved by the Repair work, ordinary wear and tear excepted. Tenant shall further maintain the Premises so that the Premises remain in compliance with all applicable laws, rules, ordinances, orders and regulations of any federal, state, county, municipal or other governmental agency or body having or claiming jurisdiction over the Premises except as otherwise required by Section 13.1.C. of this Lease. Tenant's obligations shall include, without limitation, maintenance and repair of the parking lot, sidewalks, driveways, interior and exterior walls, windows and glazing, temperature controlled water and return, the Utility Systems including heating, air-conditioning, plumbing, electrical, and other utility systems and all other items on the Premises it being the intention of the parties that all obligations of repair and maintenance be made by Tenant which are related to the Premises and/or necessary for the continued operation of the Premises. Notwithstanding the foregoing, except as provided hereinbelow, Landlord shall be responsible for the maintenance and repair of the Building's roof and skylights, provided that, Tenant shall not allow its

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employees, agents or contractors to walk over, on or across the Building's roof except to the extent reasonable access thereto is necessary for the repair of utility or other systems located thereon and Tenant shall not attempt to remove or adjust the skylights. Tenant shall provide Landlord's contractor's with reasonable access to the Premises during the Term to conduct any repairs required by Landlord under this Lease. Furthermore, Tenant shall be responsible for the repair of the Building's roof and/or skylights to the extent any damage thereto is caused by Tenant or its agents willful misconduct or negligence, and any damage resulting from Tenant's being on the roof and/or any damage resulting from Tenant's attempt to remove or adjust the skylights shall be deemed caused by Tenant's negligence. Tenant shall also provide gardening service, trash collection and other services necessary to keep the Premises and grounds in the same condition and repair as when received and as improved by the Repair work, ordinary wear and tear excepted, all at the sole cost and expense of Tenant. All maintenance and repairs shall be made in accordance with all applicable laws, rules, ordinances, orders and regulations of any federal, state, county, municipal or other governmental agency or body having or claiming jurisdiction over the Premises. Tenant shall promptly and diligently repair, restore, and replace as required to maintain or comply as above, including the repair, restoration and replacement necessary to maintain all or any part of the Premises and improvements ordinary wear and tear excepted. Should Tenant fail to maintain the Premises and improvements or make any repairs or replacements as required within thirty (30) days following written request therefor, Landlord shall have the right to enter the Premises and perform such maintenance or make such repairs or replacements for the account of Tenant using third party contractors selected by Landlord, provided that, in no event shall this right be deemed to be an obligation of Landlord to conduct such maintenance and repairs. The cost of any maintenance, repairs or replacements paid for by Landlord shall be treated as added rent due from Tenant, with interest at the Interest Rate (as defined herein), to be paid on demand by Landlord. Landlord shall give Tenant prompt notice of the maintenance, repairs and replacements conducted, stating the amounts paid and the names of the parties paid.

           If Tenant provides written notice to Landlord of an event or circumstance which requires the action of Landlord with respect to the repairs and/or maintenance as set forth in this Section 5.2, and Landlord fails to provide such action as required by the terms of this Lease, then Tenant may proceed to take the required action upon delivery of an additional ten (10) business days notice to Landlord specifying that Tenant is taking such required action, and if such action was required under the terms of this Lease to be taken by Landlord, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action plus interest at the Interest Rate. If Landlord does not deliver a detailed written objection to Tenant, within thirty (30) days after receipt of an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice together with interest at the Interest Rate. If, however, Landlord delivers to Tenant within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not be entitled to such deduction from Rent, but as Tenant's sole remedy, Tenant may proceed to institute legal proceedings against Landlord to collect the amount set forth in the subject invoice.

      6.   USE OF PREMISES.

      Tenant shall use the Premises for the manufacture, warehouse, sales, administration and distribution of rubber elastomeric products and compounds, and for purposes reasonably incidental thereto, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of

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Landlord. Tenant shall not do or permit anything to be done in or about the
Premises nor bring or keep anything therein which will cause cancellation of any insurance policy covering said Building or any part thereof or any of its contents. Tenant shall use the Premises in accordance with applicable zoning ordinances and regulations, and shall not use or allow the Premises to be used for any unlawful purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, and shall not commit or suffer to be committed any waste in or upon the Premises.

      7.   ASSIGNMENT, SUBLETTING AND ENCUMBRANCE.

           7.1. NO TRANSFER. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, assign or hypothecate this Lease or any interest in it, sublet the Premises or any part of them, or permit the use of the Premises by anyone other than Tenant (collectively, referred to herein as "transfer"). Landlord shall consent or deny consent to a transfer within twenty (20) days from receipt of a (i) written request therefor, and (ii) copies of audited financial statements, if available. and if not, copies of financial statements certified by an officer of the proposed assignee or sublessee for the last fiscal year of the proposed assignee or sublessee and un-audited quarterly financial statements for the three (3) immediately preceding calendar quarters (collectively, the "Transferee Statements"); and the failure of Landlord to consent or deny consent to any proposed transfer within such twenty (20) day period shall be deemed to be Landlord's approval thereof. Tenant's interest in this Lease shall not, nor shall any interest in it, be assignable by operation of law without the consent of Landlord, which consent shall not be unreasonably withheld. The change in ownership of fifty percent (50%) or more of the equity ownership or voting stock of Tenant shall constitute an assignment requiring the consent of Landlord. Any of the foregoing acts, without the consent of Landlord, shall be void and shall, at the option of Landlord, terminate this Lease. Notwithstanding anything to the contrary set forth in this Lease, upon ten (10) days prior written notice from Tenant to Landlord, Tenant may assign the Lease at any time, or sublease all or part of the Premises, without the receipt of Landlord's consent to (i) an entity which is controlled by, controls, or is under common control with Tenant (an "Affiliate"), or which owns or is owned by an Affiliate, (ii) an entity with which Tenant merges or consolidates, provided that, the surviving entity holds substantially all of Tenants assets prior to the merger or consolidation, or (ii) a purchaser of all or substantially all of Tenants stock or assets, so long as such transaction was not entered into as a subterfuge to avoid the obligations and restrictions of this Lease. The term "control", as used in this Section 7.1 shall mean the ownership, direct or indirect, of at least fifty percent (50%) of the voting securities. Tenant shall immediately notify Landlord in writing of the name of the Affiliate to which a sublease or assignment is made and provide Landlord with copies of all agreements reflecting such sublease or assignment.

           7.2. WITHHOLDING CONSENT. Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it will be reasonable for Landlord to withhold its consent in any of the following instances:

                  A. if at any time consent is requested or at any time prior to the granting of consent, Tenant is in default under this Lease or would be in default under this Lease beyond all applicable grace or cure periods; or

                  B. if, the financial condition of the proposed assignee or subtenant as presented by the Transferee Statements does not meet commercially reasonable credit standards within the reasonable judgment of Landlord.

           7.3. SUBLETTING. If at any time, or from time to time during the Term, Tenant desires to sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms of the proposed subletting and the space so proposed to be sublet. Tenant shall be free to sublet the space to any third party subject to obtaining Landlord's prior written consent which consent shall not be unreasonably withheld. In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, the proposed assignee's or sublessee's Transferee Statements and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved in it. Landlord's right to withhold consent shall be permitted under the same criteria set forth in Section 7.2 of this Lease.

           7.4. NO FURTHER SUBLETTING. Further subletting shall be permitted in accordance with Section 7.3 above if the sublease is for the entire Premises. No subtenant shall have a right further to sublet less than the entire Premises without Landlord's prior written consent, which Tenant acknowledges may be withheld in Landlord's absolute discretion, and any assignment by a subtenant of its Sublease will be subject to Landlord's prior written consent in the same manner as if Tenant were entering into a new sublease. No sublease, once consented to by Landlord, will be modified or terminated by Tenant without Landlord's prior written consent, which consent shall not be unreasonably withheld.

           7.5. NO RELEASE. Regardless of Landlord's consent, no subletting or assignment will release Tenant from Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant under this Lease. The acceptance of rental by Landlord from any other person will not be deemed to be a wavier by Landlord of any provision of this Lease. Consent to one assignment or subletting will not be deemed consent to any subsequent assignment or subletting in the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.

           7.6. COSTS. If Tenant assigns this Lease or sublets the Premises or requests the consent of Landlord to any assignment, subletting, hypothecation, or other action requiring Landlord's consent, then Tenant will pay Landlord's reasonable out-of-pocket attorneys' fees incurred in connection with it not to exceed $2,500.00.

      8.   INDEMNITY, CASUALTY AND INSURANCE.

           8.1. TENANT'S INDEMNIFICATION. Except to the extent caused by Landlord's gross negligence or willful misconduct, Tenant shall indemnify and hold Landlord and its "Related Parties" (defined below) harmless against and from liability and claims of any kind for loss or damage to property of Tenant and/or its Related Parties, or for any injury to or death of any person, arising out of (i) use and occupancy of the Premises or any work, activity or other things allowed or suffered by Tenant and/or its Related Parties to be done in, on or about the Premises; (ii) any breach or default by Tenant and/or its Related Parties of any of Tenant's obligations under this Lease; or (iii) any negligent or otherwise tortious act or omission of Tenant and/or its Related Parties. Tenant shall, at Tenant's expense and by counsel reasonably satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim and shall indemnify Landlord against all costs, attorneys' fees, expert-witness fees and any other expenses incurred in such action or proceeding. Except to the extent caused by Landlord's gross negligence or willful misconduct, as a material part of the consideration for Landlord's execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person, property in, or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord. Landlord shall indemnify and hold Tenant and its Related parties harmless against and from liability and claims of any kind for loss or damage to property of Tenant and/or its Related parties, or for any injury to or death of any person, arising out of (i) any breach or default of Landlord and/or its Related parties of any of Landlord's obligation under this lease; or (ii) any grossly negligent act of Landlord and/or its Related Parties. Landlord shall, at Landlord's expense and by counsel reasonably satisfactory to Tenant, defend Tenant in any action or proceeding arising from any such claim and shall indemnify Tenant against all costs, attorney's fees, expert witness fees and any other expenses incurred in such action or proceeding.

           8.2. LANDLORD'S LIABILITY LIMITATIONS. Except in cases of Landlord's gross negligence or breach or default by Landlord and/or its Related Parties, of any of Landlord's obligations under this Lease, Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its Related Parties or any other person in or about the Premises caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, roof, wires, appliances, plumbing, air conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises or from other sources.

           8.3. RELATED PARTIES. The "Related Parties" of an entity or individual (where appropriate) include, but are not limited to, all past, present and future employees, officers, directors, shareholders, contractors, subcontractors, invitees, customers, trust beneficiaries, partners, joint venturers, agents, successors, assigns, heirs, personal representatives, administrators, parent entities, subsidiaries and affiliates of that entity or individual (where appropriate).

           8.4.   DAMAGE OR DESTRUCTION.

                  A.   DEFINITIONS.

                       (1) "PREMISES PARTIAL DAMAGE" shall mean damage or destruction to the improvements on the Premises, the repair cost of which damage or destruction is less than 50% of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land.

                       (2) "PREMISES TOTAL DESTRUCTION" shall mean damage or destruction to Premises, the repair cost of which damage or destruction is 50% or more of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land.

                       (3) "INSURED LOSS" shall mean damage or destruction to improvements on the Premises which was caused by an event required to be covered by the insurance described in Section 8.5, irrespective of any deductible amounts or coverage limits involved.

                       (4) "REPLACEMENT COST" shall mean the cost to repair or rebuild the improvements owned by Landlord at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

                  B. PARTIAL DAMAGE - INSURED LOSS. If a Premises Partial Damage that is an Insured Loss occurs, then Landlord shall, at Landlord's expense, repair such damage (but not Tenant's trade fixtures or tenant owned alterations and utility installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Tenant shall, at Landlord's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Landlord shall make the insurance proceeds available, to Tenant on a reasonable basis for that purpose, provided that, Tenant shall only be obligated to repair to the extent of the insurance proceeds plus any insurance deductible. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Tenant shall promptly contribute the shortage in proceeds as and when required to complete said repairs.

                  C. PARTIAL DAMAGE - UNINSURED LOSS. If a Premises Partial Damage that is not an Insured Loss occurs, Landlord may at Landlord's option, either: (i) repair such damage as soon as reasonably possible at Landlord's expense in which event this Lease shall continue in full force and effect, or
(ii) if the uninsured damage exceeds Twenty Five Thousand Dollars ($25,000.00), give notice to Tenant within thirty (30) days after receipt by Landlord of knowledge of the occurrence of such damage of Landlord's intention to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Landlord elects to give such notice of Landlord's intention to terminate this Lease, Tenant shall have the right within ten (10) days after the receipt of such notice to give written notice to Landlord of Tenant's commitment to pay for the repair of such uninsured damage totally at Tenant's expense and without reimbursement from Landlord. Tenant shall provide Landlord with the required funds or satisfactory assurance thereof within thirty (30) days following Tenant's said commitment. In such event this Lease shall continue in full force and effect, and Landlord shall proceed to make such repairs as soon as reasonably possible and the required funds are available. If Tenant does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Landlord's notice of termination.

                  D. TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss.

                  E. DAMAGE NEAR END OF TERM. If at any time during the last twelve (12) months of the term of this Lease there is damage for which the cost to repair exceeds two (2) month's rent, whether or not an Insured Loss, Landlord and Tenant may, at their option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to the other party of their election to do so within thirty
(30) days after the date of occurrence of such damage. Provided, however, if Tenant at that time has an exercisable option to extend this Lease then
Tenant may preserve this Lease by, within twenty (20) days following the receipt of the termination election by Landlord ("Exercise Period"),
(i) exercising such option and (ii) provide Landlord with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs. If Tenant duly exercises such option during said Exercise Period and provides Landlord with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Landlord shall, at Landlord's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Tenant fails to exercise such option and provide such funds or assurance during said Exercise Period, then if Landlord has exercised its option to terminate this Lease, the Lease shall terminate as of the expiration of said sixty (60) day period , notwithstanding any term or provision in the grant of option to the contrary.

                  F.   ABATEMENT OF RENT; TENANT'S REMEDIES.

                       (1) In the event of damage, whether or not Landlord or Tenant repairs or restores the Premises, the monthly rent, real property taxes, insurance premiums, and other charges, if any, payable by Tenant hereunder for the period during which such damage, its repair or the restoration continues shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired. Except for abatement of monthly rent, real property taxes, insurance premiums, and other charges, if any, as aforesaid, all other obligations of Tenant hereunder shall be performed by Tenant, and Tenant shall have no claim against Landlord for any damage suffered by reason of any such repair or restoration except negligence or willful misconduct of Landlord or its agents.

                       (2) If Landlord shall be obligated to repair or restore the Premises under the provisions of this Section 8.4 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Tenant may, at any time prior to the commencement of such repair or restoration, give written notice to Landlord and to any lenders of which Tenant has actual notice of Tenant's election and if such repair or restoration is not commenced within thirty
(30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Landlord or a lender commences the repair or restoration of the Premises within thirty (30) days after receipt of such notice, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph shall mean the beginning of the actual work on the Premises, whichever first occurs. Notwithstanding the terms of Section 8.4 of this Lease, in the event the Premises are damaged and Landlord is obligated or has elected to repair the damage under Section 8.4, Landlord shall reasonably and in good faith cause a mutually acceptable contractor to estimate the amount of time required to rebuild and/or restore the Premises within ninety (90) days of the date of such damage. In the event the repairs cannot be completed within one hundred eighty (180) days after the date of such damage, Landlord or Tenant may elect to terminate this Lease by written notice to the other, such notice to include the termination date giving Tenant thirty (30) days to vacate the Premises. Notwithstanding anything to the contrary contained in this Lease, in the event that, for any reason, all of the damage required or elected to be repaired or restored by Landlord is not repaired or restored on or before the date occurring one hundred eighty
(180) days from the date of the damage, Tenant shall have the right to terminate this Lease by irrevocable notice to Landlord at any time thereafter until the repairs or restoration are completed, with thirty (30) days from the giving of such notice to vacate the Premises.

                  G. TERMINATION - ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Section 8.4, an equitable adjustment shall be made concerning advance monthly rent and any other advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant's Security Deposit as has not been, or is not then required to be used by Landlord under the terms of this Lease.

                  H. WAIVE STATUTES. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

           8.5.   INSURANCE.

                  A. FIRE AND EXTENDED COVERAGE INSURANCE. Tenant shall at its sole cost and expense keep or cause to be kept insured during the Term of this Lease, the Premises and all improvements located on or appurtenant to the Premises against loss or damage by fire and such other risks as are now or hereafter included in an extended coverage endorsement in common use for commercial structures, including vandalism, malicious mischief and special extended perils (all risk). The amount of the insurance shall be sufficient to prevent either Landlord or Tenant from becoming a co-insurer under the provisions of the policies, but in no event shall the amount be less than one hundred per cent (100%) of the then actual replacement cost, excluding costs of replacing excavations and foundations, but without deduction for depreciation (herein called "full insurable value") and in no event shall the deductible exceed Ten Thousand Dollars ($10,000) per occurrence. If any dispute whether the amount of insurance complies with the above cannot be resolved by agreement, Landlord may, not more frequently than every two and one-half (2 1/2) years during the Term, request the carrier of the insurance then in force to determine the full insurable value as defined in this provision and the resulting determination shall be conclusive between the parties for the purpose of this Section.

                  B. PUBLIC LIABILITY INSURANCE. Tenant shall at its sole cost and expense keep or cause to be kept in force during the Term of this Lease, for the mutual benefit of Landlord and Tenant, comprehensive broad form general public liability insurance against claims and liability for personal injury, death or property damage arising from the use, occupancy, disuse or condition of the Premises and adjoining areas or ways, providing protection of at least One

Million Dollars ($1,000,000) for bodily injury or death to any one person, at least One Million Dollars ($1,000,000) for any one accident or occurrence and at least Five Hundred Thousand Dollars ($500,000) for property damage. Not more frequently than every two and one-half (2 1/2) years during the Term, Landlord shall have the right to notify Tenant that Landlord elects to adjust the amount of public liability, property damage and products liability insurance required under this Section, based on the increase in the Consumer Price Index all items for Urban Consumers in the Los Angeles - Anaheim - Riverside Areas (1982 - 1984 = 100), published in the United States Bureau of Labor Statistics. If such an election is made, the amount of insurance required under this Section shall be increased by multiplying the insurance amounts under this Section by a fraction, the numerator of which shall be the Index most recently published preceding the date of notification of the requested adjustment, and the denominator of which shall be the Index most recently published preceding the Commencement Date of this Lease, provided that, in no event shall the amount of insurance required herein be decreased.

                  C.   INSURANCE POLICY FORM, CONTENT AND INSURER.

                       1. All insurance required by express provisions hereof shall only be carried with responsible insurance companies licensed to do business in California, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a "Best's Rating" of "A" and a "Financial Size Category" of at least "IX" or if such rating or not then in effect the equivalent thereof, shall name Landlord as insured, and shall be in a policy reasonably acceptable to Landlord. All such policies shall be nonassessable and shall contain language, to the extent obtainable, to the effect that (i) any loss shall be payable notwithstanding any act or negligence of Landlord that might otherwise result in the forfeiture of the insurance, (ii) the insurer waives the right of subrogation against Landlord and against Landlord's agents and representatives, (iii) policies are primary and noncontributing with any insurance that may be carried by Landlord; and (iv) they cannot be canceled or materially changed except after fifteen (15) days' notice by the insurer to Landlord or Landlord's designated representative and any trust deed holder on the Premises designated by Landlord from time to time.

                       2. Tenant shall furnish Landlord with copies of all such policies promptly on receipt of them, or with certificates evidencing the insurance. Tenant shall furnish Landlord with binders representing all insurance required by this Lease prior to the Commencement Date. Tenant may effect for its own account any insurance not required under this Lease.

                       3. Landlord shall be named as an additional insured on such policy. Unless otherwise waived by Landlord, any insurance proceeds payable by an insurer with respect to Premises shall be payable solely to Landlord. Any insurance proceeds remaining after compliance with the provisions of this Lease relating to the maintenance, repair, and reconstruction of the Premises shall be the Tenant's sole property.

                       4. Tenant may carry insurance under a so-called "blanket" policy, provided that such policy otherwise complies with the terms of this Section 8.5 and the amount of insurance required herein is not prejudiced by any losses covered by such blanket policy.

                  D. FAILURE TO MAINTAIN INSURANCE AND PROOF OF COMPLIANCE. Tenant shall deliver to Landlord, in the manner required for notices, copies of certificates of all insurance policies required hereunder together with evidence satisfactory to Landlord of payment required for procurement and maintenance of the policy. If Tenant fails or refuses to procure or maintain insurance as required hereby or fails or refuses to furnish Landlord with required proof that the insurance has been procured and is in force and paid for, Landlord shall have the right, at Landlord's election and on five (5) days' prior written notice to Tenant, to procure and maintain such insurance. The premiums paid by Landlord shall be treated as added rent due from Tenant, with interest at the Interest Rate (defined herein), to be paid on demand by Landlord. Landlord shall give Tenant prompt notice of the payment of premiums, stating the amounts paid and the names of the insurer or insurers.

      9.   CONDEMNATION.

           9.1.   DEFINITIONS.

                  A. "Condemnation" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and (b) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

                  B. "Date of taking" means the date the condemnor has the right to possession of the property being condemned.

                  C. "Award" means all compensation, sums, or anything of value awarded, paid, or received on a total or partial condemnation.

                  D. "Condemnor" means any public or quasi-public authority, or private corporation, or individual, having the power of condemnation.

                  E. "Total taking" means the taking of the entire Premises under the power of condemnation.

                  F. "Partial taking" means the taking of only a portion of the Premises under the power of condemnation which does not constitute a "total taking" as defined above.

           9.2. TOTAL TAKING. If, during the Term hereof, there shall be a "total taking" under the power of condemnation, then the leasehold estate of Tenant in the Premises shall cease and terminate as of the date of taking.

           9.3. PARTIAL TAKING. If, during the Term hereof, there shall be a partial taking of the Premises under the power of condemnation, this Lease shall terminate as to the portion of the Premises taken upon the date of taking, but this Lease shall continue in force and effect as to the remainder of the Premises. The rent payable by Tenant for the balance of the Term, shall be abated in the same ratio as the net leasable space of the Building taken bears to the total net leasable space of the Building. Tenant may elect to terminate this Lease if more than ten percent (10%) of the net leasable space of the Building is taken by condemnation or if there is a partial taking of a material portion of the Premises and the remaining portion of the Premises is rendered unsuitable for Tenant's continued use of the Premises as reasonably determined by Tenant. Tenant may also elect to terminate this Lease if twenty five percent (25%) or more of the Premises are taken by condemnation. Any election to terminate this Lease by Tenant under this Section must be made by written notice to Landlord within thirty (30) days before or thirty (30) days after the date of the condemnation.
Notwithstanding anything contained herein to the contrary, in the event twenty five percent (25%) of the Premises are taken by condemnation, then Landlord in its sole discretion may terminate this Lease by giving notice to Tenant within thirty (30) days after the extent of the taking is determined.
If Tenant does not elect to terminate this Lease within the time limits provided herein, then to the extent this Lease is not otherwise terminated by Landlord, this Lease shall continue in full force and effect except to the extent of any abatement of rent as provided hereinabove.

           9.4. ALLOCATION OF AWARD. The award for the taking of the Premises or any portion or portions thereof, shall, except as otherwise herein provided, belong to and be the sole property of Landlord, and Tenant shall not have any claim or be entitled to any award for diminution in value of its leasehold hereunder or for the value of any unexpired Term of this Lease; provided, however, Tenant shall be entitled to any award specifically allocated by the taking authority that is made for the taking of or injury to, or on account of any cost or loss Tenant may sustain in the removal and moving of Tenant's merchandise, fixtures, equipment and furnishings.

           9.5. EFFECT OF TERMINATION. If this Lease is terminated, in whole or in part, pursuant to any of the provisions of this Section 9, all rentals and other charges payable by Tenant to Landlord hereunder and attributable to the Premises taken, shall be paid up to the date of taking and the parties shall thereupon be released from all further liability in relation thereto.

      10.  DEFAULT AND REMEDIES.

           10.1. TENANT'S DEFAULT. Each of the following events, subject to notice and cure periods provided in Section 10.2 below, shall constitute an event of default by Tenant and a breach of this Lease:

                  A. Tenant's failure or omission to pay any rent or other sum payable hereunder on or before the same is due.

                  B. Tenant's failure or omission to observe, keep or perform any of the other terms, agreements or conditions contained in this Lease to be performed by Tenant.

                  C. Tenant's assignment or subletting contrary to the provisions hereof.

                  D. The appointment of a receiver to take possession of the Premises or of Tenant's operations on the Premises for any reason, including but not limited to assignment for the benefit of creditors or voluntary or involuntary bankruptcy proceedings, but not including receivership
(i) pursuant to the administration of the estate of any deceased or incompetent Tenant or of any deceased or incompetent individual member of any Tenant, or
(ii) instituted by Landlord, the event of default being not the appointment of a receiver at Landlord's instance but the event justifying the receivership, if any.

                  E. An assignment by Tenant for the benefit of creditors or the filing of a voluntary or involuntary petition by or against Tenant under any law for the purpose of adjudicating Tenant a bankrupt; or for extending time for payment, adjustment or satisfaction of Tenant's liabilities; or for reorganization, dissolution or arrangement on account of or to prevent bankruptcy or insolvency; unless the assignment or proceeding, and all consequent orders, adjudications, custodies and supervisions are dismissed, vacated or otherwise permanently stayed or terminated within 60 days after the assignment, filing or other initial event.

           10.2.  NOTICE AND RIGHT TO CURE.

                  A. If the alleged default is nonpayment of rent, taxes or other sums to be paid by Tenant to Landlord, Tenant shall have five (5) days after written notice is given to cure the default. For the cure of any other default, Tenant shall promptly and diligently after notice commence curing the default and shall have twenty (20) days after written notice is given to complete the cure or in the case of a failure or omission that cannot be cured by the payment of money and cannot be cured within twenty (20) days, such additional time as is reasonably required for the curing of the default.

                  B. If Tenant shall have failed to cure after expiration of the applicable time for curing a particular default or before the expiration of that time in the event of emergency, Landlord may, at Landlord's election, but is not obligated to, make any payment required of Tenant under this Lease, or perform or comply with any term, agreement or condition imposed on Tenant hereunder or any such note or document, and the amount so paid plus the reasonable cost of any such performance or compliance, plus interest on such sum at the Interest Rate (defined below) from the date of payment, performance or compliance shall be deemed to be additional rent payable by Tenant on Landlord's demand. No such payment, performance or compliance shall constitute a waiver of default or of any remedy for default or render Landlord liable for any loss or damage resulting from the same.

           10.3. LANDLORD'S REMEDIES. If any default by Tenant continues uncured following notice of default for the period applicable to the default under the provisions of this Lease, Landlord shall have the following remedies in addition to all rights and remedies provided by law or equity to which Landlord may resort cumulatively or in the alternative:

                  A. Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant:
(i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of awards exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by the Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of the leasing commission paid by Landlord applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision
(iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Efforts by Landlord to mitigate damages is obtained through the provisional remedy of unlawful detainer, Landlord shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Landlord may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period are required under Section 10.2.A. or B. was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Tenant under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by Section 10.2.A. or B. in such case, the applicable grace period under Section 10.2.A. or B. and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Tenant to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Landlord to the remedies provided for in this Lease and/or by said statute.

                  B. Continue the Lease and Tenant's right to possession in effect (in California under California Civil Code Section 1951.4) after Tenant's Breach and abandonment and recover the rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations. See Section 7 for the limitations on assignment and subletting which limitations Tenant and Landlord agree are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Landlord's interest under the Lease, shall not constitute a termination of the Tenant's right to possession.

                  C. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Premises are located.

                  D. The expiration or termination of this Lease and/or the termination of Tenant's right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Tenant's occupancy of the Premises.

           10.4. SUBRENTS. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

                  A. Tenant hereby assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default shall occur in the performance of Tenant's obligations under this Lease beyond all notice and cure periods, Tenant may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such sublease to Landlord, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of the Tenant to perform and comply with any of Tenant's obligations to the sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Landlord and shall pay such rents and other charges to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary, Tenant shall have no right or claim against said sublessee, or, until the default has been cured, against Landlord, for any such rents and other charges so paid by said sublessee to Landlord.

                  B. In the event of a default by Tenant in the performance of its obligations under this Lease, Landlord, at its option and without obligation to do so, may require any sublessee to attorn to Landlord, in which event Landlord shall undertake the obligation of the sublessor under such sublease from the time of exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior defaults of such sublessor under such sublease.

                  C. Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Landlord herein.

                  D. Landlord shall deliver a copy of any notice of default by Tenant to the sublessee, who shall have the right to cure the default of Tenant within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Tenant for any such breach cured by sublessee.

           10.5. LANDLORD'S DEFAULT. Landlord will be in default under this Lease if it fails for thirty (30) days following receipt of written notice from Tenant specifying a default to cure such default, if it is curable, or to institute and diligently pursue reasonable corrective or ameliorative acts for incurable defaults. Tenant's remedies shall be limited to an action for damages, injunction or specific performance and Tenant shall not have the right to withhold rent or terminate this Lease.

           10.6. WAIVER AND VOLUNTARY ACTS. No waiver of any breach or default shall constitute a waiver of any other breach or default, whether of the same or any other term, agreement or condition. No waiver, benefit, privilege or service voluntarily given or performed by either party shall give the other any contractual right by custom, estoppel or otherwise. The subsequent acceptance of rent pursuant to this Lease shall not constitute a waiver of any preceding breach or default by Tenant other than default in the payment of the particular rental payment so accepted regardless of Landlord's knowledge of the preceding breach at the time of accepting the rent, nor shall acceptance of rent or any other payment after termination constitute a reinstatement, extension or renewal of the Lease or revocation of any notice or other act by Landlord. The payment of rent or any other payment by Tenant shall not constitute a waiver of Tenant's right to protest the payment of such amount.

      11.  EXPIRATION AND TERMINATION.

           11.1. SURRENDER OF PREMISES AND OWNERSHIP OF IMPROVEMENTS. At the expiration or earlier termination of the Lease, Tenant shall surrender possession of the Premises to Landlord. Tenant shall leave the surrendered Premises in the same condition and repair as when received and as improved by the Repair work, ordinary wear and tear and casualty excepted. Ordinary wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease. All of Tenant's trade fixtures, furnishings, furniture, signs and other personal property ("Tenant's Property") not permanently affixed to the Premises shall remain the property of Tenant. Tenant's Property shall mean Tenant's machinery and equipment that can be removed without doing material damage to the Premises, provided that, the Rotocure shall be Tenant's Property and Tenant shall be obligated to remove the Rotocure and repair any damage to the Premises caused by its removal. Tenant's Property shall not include carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, lighting fixtures, heating, ventilating, air conditioning equipment, plumbing, and fencing (collectively, "Utility Property") on the Premises. All improvements to the Premises made by Tenant, excluding Tenant's Property, but including all Utility Property and partitions shall become the property of Landlord upon expiration or earlier termination of this Lease. Not later than the expiration of the time within which under any provision of this Lease, Tenant is required to surrender possession of the Premises to Landlord, Tenant shall remove all of Tenant's Property located in or about the Premises. All of Tenant's Property not removed within such time shall become and remain the property of Landlord. The removal of Tenant's Property whether by Landlord or Tenant shall be effected solely at the expense of Tenant and in a manner reasonably satisfactory to Landlord and without injury or damage to the Premises and Tenant covenants to repair immediately, at Tenant's expense, any injury or damage caused by such removal and leave the Premises in a neat and clean condition, free of debris.

           If Tenant fails to surrender the Premises at the expiration or sooner termination of this Lease, Tenant indemnifies and shall defend and hold Landlord harmless from all liability and expense resulting from the delay or failure to surrender, including, without limitation, claims made by any succeeding lessee founded on or resulting from Tenant's failure to surrender.

      12.  COMPLIANCE WITH ENVIRONMENTAL LAWS.

           12.1. TERMINATION, CANCELLATION, SURRENDER. At the end of this Lease, Tenant will surrender the Premises to Landlord free of any and all hazardous materials placed on or under the Premises by Tenant and/or Tenant's agents, assigns, sublessees, contractors, invitees and guests.

           12.2. HAZARDOUS MATERIALS. For the purpose of this Section 12, the term "hazardous materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, oil, gasoline, diesel fuel and other hydrocarbon products, and related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 ET SEQ.), and in the regulations adopted and publications promulgated pursuant to them, or any other federal, state, or local environmental laws, ordinances, rules, or regulations now enacted or enacted after this date (collectively, the "environmental laws").

           12.3.  REMEDIES CUMULATIVE; SURVIVAL.  The provisions of this
Section 12 shall be in addition to any and all obligations and liabilities Tenant may have to Landlord at common law, and will survive this Lease.

           12.4. LANDLORD RESPONSIBILITIES. Landlord hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to Tenant), Tenant and its Related Parties from and against any and all claims, lawsuits, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements and enforcement actions of any kind, and all costs and expenses in connection therewith, arising out of (i) the presence on or under the Premises of any hazardous materials or any releases or discharges of any hazardous materials on, under or from the Premises and (ii) any activity carried on or undertaken on or off the Premises in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any hazardous materials located on or under the Premises and any such cost shall be at Landlord's sole cost and expense; provided, however, the foregoing indemnity shall not, however, apply to any costs and expenses associated with hazardous materials placed on or under the Premises by Tenant and/or Tenant's agents, assigns, sublessees, contractors, invitees and guests. Notwithstanding anything to the contrary set forth in this Lease, the provisions of this
Section 12.4 shall survive the expiration or earlier termination of this Lease.

           12.5. TENANT RESPONSIBILITIES. Tenant hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to Landlord), Landlord and its Related Parties from and against any and all claims, lawsuits, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements and enforcement actions of any kind, and all costs and expenses in connection therewith, arising out of (i) the presence on or under the Premises of any hazardous materials or any releases or discharges of any hazardous materials on, under or from the Premises and (ii) any activity carried on or undertaken on or off the Premises in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any hazardous materials located on or under the Premises and any such cost shall be at Tenant's sole cost and expense; provided, however, the foregoing indemnity shall not, however, apply to any costs and expenses associated with hazardous materials placed on or under the Premises by a party other than Tenant and/or Tenant's agents, assigns, sublessees, contractors, invitees and guests. Notwithstanding anything to the contrary set forth in this Lease, the provisions of this Section 12.5 shall survive the expiration or earlier termination of this Lease.

      13.  ALTERATIONS.

           13.1.  ALTERATIONS.

                  A. CONSENT OF LANDLORD TO ALTERATIONS. Tenant may make any improvements, alterations, additions or changes to the Premises
(collectively, the "Alterations") which do not affect the Utility Property (other than the carpeting, window coverings, power panels and lighting fixtures), exterior appearance of the Building, or structural aspects of the Building, by providing Landlord with notice ("Nonstructural Notice") not less than twenty (20) days prior to the commencement thereof. Tenant may not make any Alterations which may affect the Utility Property, exterior appearance of the Building, or structural aspects of the Building without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant's written notice ("Request for Approval") delivered to Landlord not less than twenty (20) days prior to commencement thereof, and which consent may be withheld by Landlord in its reasonable discretion. Any time Tenant proposes to make Alterations whether or not the consent of Landlord is required pursuant to this Section, Tenant's Nonstructural Notice and/or Request for Approval regarding proposed Alterations shall be delivered together with reasonable detailed final plans and specifications and working drawings (the "Plans") for the Alterations, and Landlord shall approve or disapprove the Request for Approval and applicable Plans within twenty (20) days after its receipt of the same.
Tenant shall notify Landlord at least ten (10) business days before the date it intends to commence the Alterations and the Alterations shall not be commenced until ten (10) business days after Landlord has received notice from Tenant stating the date the installation of the Alterations is to commence so that Landlord can post and record an appropriate notice of non-responsibility. The Alterations shall be approved by all appropriate government agencies, and all applicable permits and authorizations shall be obtained before commencement of the Alterations. All Alterations shall be completed with due diligence in substantial compliance with the Plans.

                  B. TENANT TO PAY ALTERATION COST. All installations, additions or improvements, and alterations and changes made, with the consent of Landlord, after Tenant occupies the Premises, shall be made at the sole cost and expense of Tenant.

                  C. ALTERATIONS REQUIRED BY LAW. If, during the Term of this Lease, any additions, alterations or improvements in or to the Premises, as distinguished from repairs, are required by governmental regulations because of the use to which the Premises are put by Tenant and not by reason of the character or structure of the Premises, they shall be made and paid for by Tenant, pursuant to the procedure set forth at Section 13.1.A above. Any other additions, alterations or improvements in or to the Premises required by any governmental laws, rules or regulations shall be at Landlord's sole cost and expense, provided that, Tenant shall be obligated at Tenant's sole cost and expense to make any additions, alterations or improvements required at any time under the American Disabilities Act.

                  D. SURRENDER OR REMOVAL OF IMPROVEMENTS. All alterations, additions or improvements which are made in or to the Premises shall be the property of Landlord upon the termination of this Lease, unless within twenty
(20) days following Landlord's receipt of the Nonstructural Notice and/or the Request for Approval and the Plans, Landlord gives Tenant written notice that the alterations, additions or improvements must be removed upon termination of the Lease, in which case Tenant shall cause the items so designated to be removed and the Premises to be restored to their condition at the commencement of Tenant's business, normal wear and tear excepted, all at the expense of Tenant.

                  E. MECHANIC'S LIENS. Tenant agrees to pay promptly for all labor done or materials furnished for any work of repair, maintenance, improvements, alterations, or additions done by Tenant, in connection with the Premises, and to keep and to hold the Premises free, clear, and harmless of and from all liens that could arise by reason of any such work. If any such lien shall at any time be filed against the Premises, Tenant shall either cause the same to be discharged of record within twenty (20) days after the date of filing the same, or if Tenant in its discretion and in good faith, determines that such lien should be contested, Tenant shall furnish such security as may be necessary or required to prevent any foreclosure proceedings against the Premises during the pendency of such contest. If
Tenant shall fail to discharge such lien within such period or fail to furnish such security, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or by giving security or in such other manner as is or may be prescribed by law. Tenant shall repay to Landlord on demand all sums disbursed or deposited by Landlord pursuant to the foregoing provisions hereof, including Landlord's costs, expenses, and reasonable attorney's fees incurred by Landlord in connection therewith. Nothing contained herein shall imply any consent or agreement on the part of the Landlord to subject Landlord's interest in the property of which the Premises are a part to liability under any mechanic's lien law.

                  F. NOTICE OF NON-RESPONSIBILITY. Landlord shall at all times have the right to post and to keep posted on the Premises such notices provided for under the laws of the State of California for the protection of the Premises from mechanic's liens or liens of a similar nature.

      14.  SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE.

           14.1. SUBORDINATION. This Lease granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease, but that in the event of Landlord's default with respect to any such obligation, Tenant will give any Lender whose name and address have been furnished Tenant in writing for such purpose notice of Landlord's default and allow such Lender thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Tenant may have by reason thereof. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security device and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

           14.2. ATTORNMENT. Subject to the non-disturbance provisions of Paragraph 14.3, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month's rent.

           14.3. NON-DISTURBANCE. With respect to Security Devices entered into by Landlord after the execution of this Lease, Tenant's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Lender that Tenant's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Tenant is not in default of the Lease and attorns to the record owner of the Premises.

           14.4 SELF-EXECUTING. The agreements contained in this Paragraph 14 shall be effective without the execution of any further documents; provided, however, that, upon written request from Landlord, Tenant or a Lender in connection with a sale, financing or refinancing of the Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

      15.  GENERAL CONDITIONS AND MISCELLANEOUS PROVISIONS.

           15.1.  NOTICES.

                  A. As used in this Lease "notice" includes but is not limited to the communication of notice, request, demand, approval, statement, report, acceptance, consent, waiver, appointment and other communication required or permitted hereunder. No notice of the exercise of any option or election is required unless the provision giving the election or option expressly requires notice. Unless the provisions of this Lease regarding rent direct otherwise, rent shall be sent in the manner provided for giving notice.

                  B. All notices shall be in writing and shall be considered given either (i) when delivered in person to the recipient named as below, or
(ii) on the date of delivery shown on the return receipt, after deposit in the United States mail in a sealed envelope or other container, either registered or certified mail, return receipt requested, postage and postal charges prepaid, addressed to the party intended as below, or (iii) on the date of delivery shown in the records of the telegraph company after transmission by telegraph to the party intended as follows or (iv) on the date of delivery by reputable overnight courier, or (v) by facsimile transmission upon telephone confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or first class United States mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

                        Notice to Landlord:

                        Donald M. Hypes
                        363 Bouquet Canyon Drive
                        Palm Desert, CA  92211

                        With a copy to:

                        Best, Best & Krieger
                        39700 Bob Hope Drive, Suite 312
                        Rancho Mirage, CA  92270
                        Attn:  Brian M. Lewis, Esq.

                        Notice to Tenant:

                        Burke Industries, Inc.
                        2250 South Tenth Street
                        San Jose, California 95112
                        Attn:  Mr. Reed C. Wolthausen

                        With copy to:

                        Richard L. Miller, Esq.
                        Stern, Neubauer, Greenwald & Pauly
                        1299 Ocean Avenue, Tenth Floor
                        Santa Monica, CA  90401-1007

                  C. Either party may, by notice given at any time or from time to time, require subsequent notices to be given to another individual person, whether a party or an officer or representative, or to a different address, or both. Notices given before actual receipt of notice of change shall not be invalidated by the change.

           15.2.  INTERPRETATION AND CONSTRUCTION OF LEASE.

                  A. The captions of the various articles and sections of this Lease are for convenience and ease of reference only and do not define, limit, augment or describe the scope, content or intent of this Lease or any part or parts of this Lease.

                  B. All sections, paragraphs and articles referred to herein are sections, paragraphs and articles of this Lease unless otherwise specified and all exhibits referred to herein are exhibits attached to this Lease unless otherwise specified.

                  C. Exhibits attached hereto and to which references are made in this Lease, are incorporated herein by the respective references to them. References to "this Lease" or "the Lease" include matters incorporated herein by reference.

                  D. The neuter gender includes the feminine and masculine, the masculine includes the feminine and the neuter, and the feminine includes the neuter, and each includes corporation, partnership or other legal entity when the context so requires.

                 E. The singular number includes the plural whenever the context so requires.

                  F. Each party has relied on its own examination of this Lease, the counsel of his own advisors and warranties, representations and agreements in the Lease itself. The failure or refusal of Tenant to inspect the Premises or improvements, or the failure of either party to read the Lease or other documents or to obtain legal or other advice relevant to the transaction constitutes a waiver of any objection, contention, or claim that might have been based on such reading, inspection or advice.

                  G. The invalidity or illegality of any provision of this Lease shall not affect the remainder of the Lease.

                  H.   Time is of the essence of each provision of this Lease.

                  I. All the undertakings of Tenant hereunder shall be deemed and construed to be "conditions" as well as undertakings as though the words specifically expressing or imparting conditions and undertakings were used in each separate instance.

                  J. This Lease may only be modified in writing, signed by the parties in interest at the time of the modification.

                  K. This Lease shall be interpreted, construed and enforced in accordance with laws of the State of California.

           15.3. SUCCESSORS. Subject to the provisions of this Lease on transfers, each and all the terms, agreements and conditions to this Lease shall be binding on and shall inure to the benefit of the heirs, successors, executors, administrators, assigns and personal representatives of the respective parties.

           15.4. LANDLORD'S RIGHT OF INSPECTION AND LANDLORD'S AGENTS. Landlord and Landlord's agents may, at any reasonable time during business hours, upon twenty-four (24) hours prior written notice and from time to time during the Term, enter upon the Premises for the purpose of inspecting any improvements which may be constructed or placed thereon by Tenant, and making such alterations, repairs, improvements or additions to the Premises or to the Building, and otherwise for the purpose of showing the same to prospective purchasers, lenders, or lessees, and for such other purposes as may be necessary or proper for the reasonable protection of Landlord's interest. Landlord may at any time place on or about the Premises and/or to the Building any ordinary "For Sale" signs and Landlord may at any time during the last one hundred twenty (120) days of the then applicable Term place on the or about the Premises and/or to the Building any ordinary "For Lease" signs. All such activities of Landlord shall be without abatement of rent or liability to Landlord.

           15.5.  ESTOPPEL CERTIFICATES.

                  A. Tenant shall, at any time and from time to time during the Term and upon not less than ten (10) days' prior written request by Landlord, execute, acknowledge and deliver to Landlord and any trust deed holder on the Premises designated by Landlord from time to time, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications that the same is in full force and effect as modified and stating the modifications). The statement shall also state the dates to which the rent and any other charges have been paid in advance, that, to Tenant's actual knowledge, there are no defaults existing or that defaults exist and the nature of such defaults. It is intended that such statement as provided in this Section 15.5.A may be relied upon by any prospective purchaser, encumbrancer or assignee of the Premises or all or any part of Landlord's interest under this Lease.

                  B. Tenant's failure to execute, acknowledge and deliver on request the certified statement described above within the specified time shall constitute acknowledgment by Tenant to all persons entitled to rely on the statement that this Lease is unmodified and in full force and effect and that the rent and other charges have been duly and fully paid to and including the respective due dates immediately preceding the date of the notice of request and shall constitute a waiver, with respect to all persons entitled to rely on the statement, of any defaults that may exist before the date of the notice.

                  C. Landlord hereby agrees to provide to Tenant an estoppel certificate signed by Landlord, containing the same types of information, and within the same period of time, as set forth above, with such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Landlord to Tenant, rather than from Tenant to Landlord or a lender.

           15.6. COVENANTS RUN WITH LAND. The provisions hereof are and shall be deemed to be covenants running with the land and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and also the successors and assigns of all subsequent landlords and tenants, respectively, hereunder.


           15.7. COVENANTS AND CONDITIONS. All provisions of this Lease, whether covenants or conditions, on the part of Tenant shall be deemed to be both covenants and conditions.

           15.8. ATTORNEYS' FEES AND COSTS. If either party brings an action or proceeding to enforce, protect or establish any right or remedy, the prevailing party shall be entitled to recover from the other party its costs of suit and reasonable attorneys' fees which shall be fixed by the court. Arbitration is not an action or proceeding for the purpose of this provision unless this Lease otherwise provides for the payment of attorneys' fees in connection with an arbitration.

           15.9. EXECUTION IN COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

           15.10. ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties with respect to the matters covered by this Lease, and no other agreements, statements, or promise made by any party, or to any employees, officer, or agent of any party, which is not contained in this Lease shall be binding or valid.

           15.11. INTEREST RATE. "Interest Rate" shall mean the rate equal to the floating commercial loan rate announced from time to time by Bank of America, a national banking association, or its successor, as its prime rate, plus two percent (2%) per annum.

           15.12. BROKERS. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease and that they know of no real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgements, and costs and expenses (including, without limitations, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent. The terms of this Section 15.12 shall survive the expiration and termination of the Lease.

           15.13. SIGNAGE. Tenant shall have the right to install, affix and maintain any signs that are reasonably required to advertise Tenant's business on the exterior of the Building (but not on the roof) so long as the same comply with all applicable laws. Except as provided by Section 15.4, no other signs shall be permitted.

           15.14. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord's failure within ten (10) business days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord's election to have such event constitute the termination of such interest.

           15.15. AUTHORITY. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Tenant is a corporation, trust or partnership, Tenant shall, within thirty (30) days after request by Landlord, deliver to Landlord evidence satisfactory to Landlord of such authority.

           15.16. WAIVERS. No waiver by Landlord of the default or breach of any term, covenant or condition hereof by Tenant, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent default or breach by Tenant of the same or of any other term, covenant or condition hereof, Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to, or approval of, any subsequent or similar act by Tenant, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Landlord's knowledge of a default or breach at the time of accepting monthly rent, the acceptance of monthly rent by Landlord shall not be a waiver of any preceding default or breach by Tenant of any provisions hereof, other than the failure of Tenant to pay the particular rent so accepted. Any payment given Landlord by Tenant may be accepted by Landlord on account of moneys or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment.

           15.17. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

           15.18. RIGHT OF FIRST REFUSAL. If during the term of this Lease, Landlord elects to sell the Premises to an unrelated third party, then Landlord shall provide Tenant with written notice (the "Sale Notice") which shall include the exact and complete terms of the proposed sale duly executed by Landlord and the prospective purchaser. For a period of fifteen (15) days (the "Notice Period") after receipt by Tenant of the Sale Notice, Tenant shall have the right (the "right of first refusal") to enter into an agreement with Landlord on the same terms, price and conditions set forth in the Sale Notice. To exercise Tenant's right of first refusal, Tenant shall deliver written notice (the "Exercise Notice") to Landlord of Tenant's exercise within the Notice Period and shall concurrently deliver to Landlord funds payable by cashier's check in the same amount of the initial deposit (the "Deposit") required in the Sales Notice made payable to the escrow holder provided therein. Tenant's timely delivery to Landlord of the Exercise Notice and the Deposit shall be deemed to be a binding contract for the purchase of the Premises in accordance with the terms of the Sale Notice, provided that, the sales price shall not be reduced whether or not Landlord is obligated to pay a sales commission upon a sale to Tenant. In the event Tenant fails to exercise its right of first refusal within the Notice Period it shall be conclusively presumed that Tenant has elected not to exercise its right of first refusal and Landlord may enter into the agreement with the prospective purchase or its nominee on the same terms and conditions set forth in the Sale Notice. In the event Tenant declines to exercise its right of first refusal after receipt of the Sale Notice, and, thereafter, Landlord and the prospective purchaser or its nominee do not enter into the agreement in strict accordance with the terms set forth in the Sale Notice within thirty (30) days following the expiration of the Notice Period, or otherwise fail to close the purchase and sale transaction contemplated thereunder in strict accordance with the terms and escrow closing period set forth in the Sale Notice, then Tenant's right of first refusal shall reapply in accordance with the provisions hereinabove to any sale transaction of the Premises to an unrelated third party that is entered into by Landlord. Notwithstanding anything contained herein to the contrary, upon the occurrence of any default under this Lease by Tenant beyond all applicable grace or cure periods provided that Landlord in its default notice to Tenant states that a failure to cure such default will result in a termination of this right of first refusal, or in the event of termination of this Lease by either party due to damage or condemnation as provided in Sections

8.4 and 9, then the right of first refusal provided in this Section 15.18 shall automatically be deemed deleted from this Lease and of no further force or effect. Furthermore, this right of first refusal shall automatically and irrevocably terminate without notice immediately upon expiration of the Term or at any time the Premises are sold by Landlord to an unrelated third party in accordance with the right of first refusal provisions herein.

       This right of first refusal is personal to the original Tenant named in Section 1 of this Lease and any Affiliate of Tenant and/or TIM HOWARD and/or DAN FLAMEN, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Tenant and any Affiliate of Tenant and/or TIM HOWARD and/or DAN FLAMEN. The right of first refusal is not assignable either as part of an assignment of this Lease or separately or apart therefrom, and it may not be separated from this Lease in any manner, by reservation or otherwise.

       IN WITNESS WHEREOF, this Lease has been executed as of the day and year first above written.


                                             LANDLORD:

                                             /s/ Donald M. Hypes
                                             ---------------------------------
                                             Donald M. Hypes, Trustee of the
                                             Declaration of Trust dated
                                             April 25, 1983, as amended.


                                             TENANT:

                                             ---------------------------------
                                             BURKE INDUSTRIES, INC., a
                                             California Corporation


                                             By:  /s/ Reed  Wolthausen
                                                  ----------------------------
                                                  Reed C. Wolthausen,
                                                  Senior Vice President

                                  EXHIBIT "A"

                           DESCRIPTION OF THE PREMISES

                                  EXHIBIT "B"

                                  REPAIR WORK
                    TO BE COMPLETED BY TENANT BY JUNE 30, 1996


1. Asphalt: remove and replace approximately seven hundred fifty (750) square feet of asphalt. Patch all other damaged areas. Apply slurry coat to all asphalt repaired areas and to driveway and existing parking lot. Paint and mark parking spaces in front, side and back of Building.

2. Painting: Repaint exterior of front of building. Repaint inside of front offices. Spot paint inside of Building as required. Paint lunch room interior.

3. Flooring: Remove existing flooring in entry, secretary work area, lab, bathrooms, lunch room and main office area and install new flooring. Install wall to wall carpeting in one existing private office.

4. Plumbing: Repair plumbing in men's bathroom. Replace broken faucets. Replace or repair inoperative water heater.

5. Doors: Repair front folding door and side roll up door as needed, and paint same. Replace door on small men's bathroom and paint same.

6.  Air conditioning: Replace air conditioner in lab.

7. Landscaping: Remove and cap off sprinkler heads and install decorative pea gravel in front of Building, and install minimum landscaping on side of building.